Exhibit 5.1

April 8, 2019
File No: 53128

To:
Elbit Systems Ltd.
Advanced Technology Center
Haifa 3100401, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Elbit Systems Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), filed herewith by the Company with the United States Securities and Exchange Commission (the “SEC”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), which registers the offering by the Company, of 1,408,921 ordinary shares, par value NIS 1.0 per share of the Company (the “Shares”).

This opinion letter is rendered pursuant to Item 9 of Form F-3 and Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the draft of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the memorandum of association of the Company; (iii) a copy of the articles of association of the Company, as amended and restated and currently in effect (the “Articles”); (iv) minutes of a meeting or written consents of the board of directors of the Company (the “Board”), dated March 18, 2019; (v) a copy or a written resolution of the pricing committee appointed by the Board, dated April 8, 2019; (vi) a copy of the Registration Statement signed by each member of the Board; (vii) a printout of the Israeli Registrar of Companies with respect to the Company, dated as of the date hereof; and (viii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

Assuming (a) the taking of all necessary corporate actions to authorize and approve the offering of the Shares, the terms of the offering thereof and related matters (the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the delivery and filing of an appropriate prospectus with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable agreement, any post-effective amendment thereto or to a report on Form 6-K, pursuant to which the Shares may be offered, and (e) receipt by the

Company of the consideration for the Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such distributor agreement, if any, pursuant to which the Shares may be offered, such Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Herzog Fox & Neeman ____________________ Herzog Fox & Neeman